TRUST AGREEMENT

                    effective as of December 31, 2005, among

              SOUTHERN SECURITY LIFE INSURANCE COMPANY, as Grantor.

          SECURITY NATIONAL LIFE INSURANCE COMPANY, as Beneficiary, and

                      ZIONS FIRST NATIONAL BANK, as Trustee

                                TABLE OF CONTENTS
                                                                       Page

Parties And Recitals

Section 1.   Deposit of Assets to the Trust Account.................... 1

Section 2.  Withdrawal of Assets from the Trust Account................ 3

Section 3.  Redemption, Investment and Substitution of Assets.......... 4

Section 4.  The Income Account......................................... 5

Section 5.  Right to Vote Assets....................................... 5

Section 6.  Additional Rights and Duties of Trustee.................... 5

Section 7.  Trustee's Compensation, Expenses and Indemnification....... 6

Section 8.  Resignation of Trustee..................................... 7

Section 9.  Termination of the Trust Account........................... 7

Section 10. Tax Returns................................................ 8

Section 11. Definitions................................................ 8

Section 12. Governing Law.............................................. 9

Section 13. Successors and Assigns..................................... 9

Section 14. Severability............................................... 9

Section 15. Entire Agreement........................................... 9

Section 16. Amendments................................................ 10

Section 17. Notices, etc.............................................. 10

Section 18. Headings.................................................. 11

Section 19. Counterparts.............................................. 11

Exhibit A         Reinsurance Agreement
Exhibit B         List of Assets Deposited to the Trust Account
Exhibit C         Information to be Provided to Reinsurer

                                 TRUST AGREEMENT

     THIS TRUST AGREEMENT is made and entered into, effective this 31st day of December, 2005 (the "Agreement"), by and among SOUTHERN SECURITY LIFE INSURANCE COMPANY, an Florida life insurance company, together with any successor thereof, including, without limitation, any liquidator, rehabilitator, receiver or conservator (the "Grantor"), SECURITY NATIONAL LIFE INSURANCE COMPANY, a Utah life insurance company (the "Beneficiary"), and ZIONS FIRST NATIONAL BANK, a banking corporation (the "Trustee") (Grantor, Beneficiary and Trustee are each hereinafter sometimes referred to, individually, as a "Party" and, collectively, as the "Parties").

                                   WITNESSETH:

     WHEREAS, Grantor and Beneficiary have entered into a certain reinsurance agreement, effective as of December 31, 2005, a copy of which is attached hereto as Exhibit "A", and by this reference made a part hereof (the "Reinsurance Agreement") concerning certain insurance policies (the "Reinsured Policies");

     WHEREAS, Grantor desires, pursuant to the Reinsurance Agreement, to transfer to Trustee for deposit into a trust account (the "Trust Account") assets equal in amount to the statutory reserves subject to the Reinsurance Agreement in order to secure payments to be made pursuant to the terms of the Reinsurance Agreement;

     WHEREAS, Trustee has agreed to act as the trustee hereunder, and to hold such assets in trust in the Trust Account and the Income Account, as defined in
Section 4 below, for the sole use and benefit of Beneficiary pursuant to the Reinsurance Agreement; and

     NOW, THEREFORE, for and in consideration of the promises and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereby agree as follows:

                Section 1. Deposit of Assets to the Trust Account

     (a) Grantor shall establish the Trust Account and Trustee shall administer the Trust Account in its name as the trustee for Beneficiary. The Trust Account shall be subject to withdrawal by Beneficiary as provided herein.

     (b) Grantor shall transfer to Trustee, for deposit to the Trust Account, the assets listed in Exhibit B hereto, and may transfer to Trustee, for deposit to the Trust Account, such other assets as it may from time to time desire or as may be required pursuant to the terms of the Reinsurance Agreement (all such assets actually received in the Trust Account are herein referred to as the "Assets"). The Assets shall consist of cash and Eligible Securities (as hereinafter defined).

     (c) The amounts deposited by Grantor in the Trust Account shall be in such amount that the aggregate market value of the Trust Account at the inception of this Trust equals or exceeds the statutory reserves on the reinsurance ceded under the Reinsurance Agreement as of the same date. For purposes of this section, aggregate market value shall be determined by Trustee, and the Assets that are in default according to their terms shall have a market value of $0 (zero dollars). For purposes of this Agreement, statutory reserves, whenever used, shall mean the gross statutory reserves held by Grantor, or as should be held by Grantor, on its NAIC Convention Blank, with respect to the policies reinsured hereunder. Grantor certifies, to the best of its knowledge and belief to Beneficiary, the actuarial accuracy of the reserves based upon the appropriate mortality table, interest assumptions, and method of calculation relating to each of the policies reinsured hereunder, and the accuracy of the outstanding balances of the policy loans, dividend deposits and coupon deposits, if any, applicable to each of the policies reinsured hereunder; provided, however, that in the event of a breach of these certificates or the discovery by Grantor or Beneficiary of an error in calculation, any such breach or error may be cured by Grantor or Beneficiary making a cash payment to the other, as the case may be, of the amount of any such error in calculation or actuarial inaccuracy.

     (d) Grantor hereby represents and warrants (i) that any Assets transferred by Grantor to Trustee for deposit into the Trust Account will be in such form that Beneficiary may, whenever necessary, and Trustee will, upon direction by Beneficiary, negotiate any such Assets without consent or signature from Grantor or any other person in accordance with the terms of this Agreement; and (ii) that all Assets transferred by Grantor to Trustee for deposit into the Trust Account will consist only of cash and Eligible Securities.

     (e) Trustee shall have no responsibility to determine whether the Assets in the Trust Account are sufficient to secure Grantor's liabilities under the Reinsurance Agreement or whether such assets are equal to the Statutory Reserves.

     (f) This Agreement is a security agreement under the Utah Uniform Commercial Code ("Utah UCC"), as enacted and in effect in the State of Utah, and creates a security interest in the Assets in favor of Trustee, for the benefit of Beneficiary. Upon Beneficiary's request, financing statements shall be executed by the necessary party or parties and filed by Trustee in the manner required by law to perfect such security interest. Compliance with Utah UCC requirements shall not alter any rights under this Agreement or under any other laws of the State of Utah, nor shall it relieve Trustee of any obligation. Compliance with the Utah UCC is solely to preserve the priority of Beneficiary's security interest in the Assets.

     (g) Grantor shall deliver the Assets listed in Exhibit B hereto to Trustee with appropriate assignments, bond powers, or powers of attorney that authorize Trustee to transfer the Assets to its name and hold them for the benefit of Beneficiary. In the event Assets are added to or are substituted for the Assets already in the fund, appropriate assignments, bond powers or powers of attorney authorizing Trustee to transfer the Assets to its name shall also be delivered to Trustee.

     (h) Grantor warrants that it will not create any other security interest in or otherwise encumber the Assets. In the event that any lien or claim is made against any Assets which asserts an interest superior to that of Beneficiary, Grantor will promptly take steps satisfactory to Beneficiary to discharge the claim or lien or shall substitute other assets for those encumbered.

             Section 2. Withdrawal of Assets from the Trust Account

     (a) Without notice to Grantor, but upon written notice to Trustee (the "Withdrawal Notice"), Beneficiary shall have the right, at any time and from time to time, to withdraw from the Trust Account, such Assets as are specified in such Withdrawal Notice to fulfill obligations of the parties under the Reinsurance Agreement and this Agreement, including the purposes set forth below. The Withdrawal Notice may designate a third party (the "Designee") to whom the Assets specified therein shall be delivered and may condition delivery of such Assets to such Designee upon receipt, and deposit to the Trust Account, of other Assets specified in such Withdrawal Notice. Beneficiary need present no statement or document other than a representation to be contained in the Withdrawal Notice that the Assets, using statutory accounting principles as required or allowed by the domiciliary state of Beneficiary, remaining in the Trust Account are at least equal to the Statutory Reserves as of the preceding quarterly statutory filing, nor is said right of withdrawal or any other provision of this Agreement subject to any conditions or qualifications not contained in this Agreement. At no time shall Beneficiary submit a withdrawal notice to Trustee that would cause the Assets in this Trust to be less than the Statutory Reserves, using statutory accounting principles as required or allowed by the domiciliary state of Beneficiary, on the Reinsured Policies as of the preceding quarterly statutory filing.

     (b) Beneficiary shall have the right to withdraw Assets from the Trust Account in accordance with this Section 2 for the following purposes: (i) to make payment of any obligation of Beneficiary under the Reinsurance Agreement;
(ii) to fund Beneficiary's share of non-forfeiture benefits returned to the owners of policies reinsured under the Reinsurance Agreement on account of cancellations of such policies; (iii) to fund Beneficiary's share of surrenders and benefits or losses paid pursuant to the provisions of the policies reinsured under the Reinsurance Agreement; (iv) to the extent the Assets in the Trust Account, using statutory accounting principles as required or allowed by the domiciliary state of Beneficiary, exceed the statutory reserves for the policies covered by the Reinsurance Agreement, such excess amount of Assets may be withdrawn by Beneficiary in its sole discretion. Beneficiary shall have sole ownership of any increases in the amount of the Assets in the Trust Account, including, without limitation, any income derived from such Assets.

     (c) Upon receipt of a Withdrawal Notice, Trustee shall immediately take any and all steps necessary to transfer the Assets specified in such Withdrawal Notice and shall deliver such Assets to or for the account of Beneficiary or such Designee as specified in such Withdrawal Notice.

     (d) Subject to paragraph (a) of this Section 2 and to Section 4 of this Agreement, in the absence of a Withdrawal Notice, Trustee shall allow no substitution or withdrawal of any Asset from the Trust Account.

     (e) Trustee shall have no responsibility whatsoever to determine the manner in which any assets withdrawn from the Trust Account pursuant to this Section 2 will be used and/or applied.

          Section 3. Redemption, Investment and Substitution of Assets

     (a) Trustee shall surrender for payment all maturing Assets and all Assets called for redemption and deposit the principal amount of the proceeds of any such payment to the Trust Account.

     (b) From time to time, at the written order and direction of Beneficiary, Trustee shall invest Assets in the Trust Account in Eligible Securities, as authorized by the insurance laws of Utah, or laws of other controlling insurance authorities. Trustee is specifically authorized to invest any cash balances in one or more money market vehicles utilized by Trustee for fiduciary accounts without receiving prior written direction or any further confirmation from Beneficiary. Trustee is further permitted to utilize any such fund invested in its own bank's deposits.

     (c) From time to time, Beneficiary may direct Trustee in writing to substitute Eligible Securities for other Eligible Securities held in the Trust Account at such time. Trustee shall have no responsibility whatsoever to determine the value of such substituted securities or whether such substituted securities constitute Eligible Securities. On an annual basis, Beneficiary shall send a written statement to Trustee, certifying that all the securities in the Trust Account constitute Eligible Securities.

     (d) Trustee shall have no responsibility whatsoever to determine that any Assets in the Trust Account are or continue to be Eligible Securities. Trustee shall execute instructions or orders concerning such investments or substitutions of securities (the "Investment Orders") and settle securities transactions by itself or by means of an agent or broker. Trustee shall not be responsible for any act or omission, or for the solvency, of any such agent or broker unless said act or omission is the result, in whole or in part, of Trustee's negligence, willful misconduct or lack of good faith.

     (e) Any loss  incurred  from any  investment  pursuant to the terms of this
Section 3 shall be borne exclusively by Beneficiary. Trustee shall not be liable for any loss due to changes in market rates or penalties for early redemption.

                          Section 4. The Income Account

     All payments of interest and dividends received from or relating to the Assets in the Trust Account shall be deposited by Trustee into a separate income account that shall be established by Grantor and administered by Trustee (the "Income Account") for the benefit of Beneficiary. Trustee's compensation and expenses shall be deducted from the Income Account, as provided in Section 7 of this Agreement.

                         Section 5. Right to Vote Assets

     Trustee shall forward all annual and interim stockholder reports and all proxies and proxy materials relating to the Assets in the Trust Account to Beneficiary. Beneficiary shall have the full and unqualified right, where applicable, to vote any Assets in the Trust Account.

               Section 6. Additional Rights and Duties of Trustee

     (a) Trustee shall notify Grantor and Beneficiary in writing within ten days following each deposit to, or withdrawal from, the Trust Account.

     (b) Before accepting any Asset for deposit to the Trust Account, Trustee shall determine that such Asset is in such form that Beneficiary whenever necessary may, or Trustee upon direction by Beneficiary will, negotiate such Asset without consent or signature from Grantor or any person or entity other than Trustee in accordance with the terms of this Agreement.

     (c) Trustee may deposit any Assets in the Trust Account in a book-entry account maintained at a federally chartered bank or in depositories such as the Depository Trust Company. Assets may be held in the name of a nominee maintained by Trustee or by any such depository.

     (d) Trustee shall accept and open all mail directed to Grantor or Beneficiary in care of Trustee.

     (e) Trustee shall furnish Grantor and Beneficiary with a written statement of all the Assets in the Trust Account upon the inception of the Trust Account and at the end of each calendar quarter thereafter.

     (f) Upon the request of Grantor or Beneficiary, Trustee shall promptly permit the Grantor or Beneficiary, their respective agents, employees or independent auditors to examine, audit, excerpt, transcribe and copy, during Trustee's normal business hours, any books, documents, papers and records relating to the Trust Account or the Assets.

     (g) Trustee is authorized to follow and rely upon instructions consistent with the provisions of this Agreement that may be given by officers named in incumbency certificates furnished to Trustee from time to time by Grantor and Beneficiary, respectively, and by attorneys-in-fact acting under written authority furnished to Trustee by Grantor or Beneficiary, including, without limitation, instructions given by letter, facsimile transmission, telegram, teletype, cablegram or electronic media, if Trustee believes such instructions to be genuine and to have been signed, sent or presented by the proper party or parties. Trustee shall not incur any liability to anyone resulting from actions taken by Trustee in reliance in good faith on such instructions. Trustee shall not incur any liability in executing instructions (i) from an attorney-in-fact prior to receipt by it of notice of the revocation of the written authority of the attorney-in-fact or (ii) from any officer of Grantor or Beneficiary named in an incumbency certificate delivered hereunder prior to receipt by it of a more current certificate.

     (h) The duties and obligations of Trustee shall only be such as are specifically set forth in this Agreement, as it may from time to time be amended, and no implied duties or obligations shall be read into this Agreement against Trustee. Trustee shall only be liable for its own negligence, willful misconduct or lack of good faith.

     (i) No provision of this Agreement shall require Trustee to take any action which, in Trustee's reasonable judgment, would result in any violation of this Agreement or any provision of law.

     (j)  Trustee  may confer  with  counsel of its own  choice in  relation  to matters arising under this Agreement and shall have full and complete authorization from the other Parties hereunder for any action taken or suffered by it under this Agreement or under any transaction contemplated hereby in good faith and in accordance with the opinion of such counsel.

         Section 7. Trustee's Compensation, Expenses and Indemnification

     (a) Trustee shall be paid its compensation and expenses from the Income Account, as set forth in Paragraph 4, for its services as trustee under this Agreement, based upon a fee schedule that will be mutually agreed upon by Trustee and Beneficiary. Beneficiary shall have the right to review at any time the amount of compensation and expenses paid to Trustee for serving as a trustee hereunder and, if necessary, to dispute any such amounts that may be incorrectly or improperly determined. All of Trustee's expenses and disbursements in connection with its duties under this Agreement (including attorney's fees and expenses) will be paid from the Income Account, except any such expense or disbursement as may arise from Trustee's negligence, willful misconduct or lack of good faith. Trustee shall be entitled to deduct its compensation and expenses from payments of dividends, interest and other income in respect of the Assets held in the Trust Account prior to the deposit thereof to the Income Account as provided in Section 4 of this Agreement, upon written notification to Beneficiary. Beneficiary and Grantor also hereby indemnify Trustee for, and hold it harmless against, any loss, liability, costs or expenses (including attorney's fees and expenses) incurred or made without negligence, willful misconduct or lack. of good faith on the part of Trustee, arising out of or in connection with the performance of its obligations in accordance with the provisions of this Agreement, including any loss, liability, costs or expenses arising out of or in connection with the status of Trustee and its nominee as the holder of record of the Assets. Grantor hereby acknowledges that the foregoing indemnities shall survive the resignation of Trustee or the termination of this Agreement and hereby grants the Trustee a lien, right of set-off and security interest in the funds in the Income Account for the payment of anyclaim for compensation, reimbursement or indemnity hereunder.

     (b) No Assets, other than as related to income, shall be withdrawn from the Trust Account or used in any manner for paying compensation to, or reimbursement or indemnification of, Trustee.

                        Section 8. Resignation of Trustee

     (a) Trustee may resign at any time by giving not less than 90 days' written notice thereof to Beneficiary and to Grantor, such resignation to become effective on the acceptance of appointment by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account in accordance with paragraph (b) of this Section 8.

     (b) Upon receipt of Trustee's notice of resignation, Grantor and Beneficiary shall appoint a successor trustee. Any successor trustee shall be a bank that is a member of Federal Reserve System or shall not be a Parent, a Subsidiary or an Affiliate of Grantor or Beneficiary. Upon the acceptance of the appointment as trustee hereunder by a successor trustee and the transfer to such successor trustee of all Assets in the Trust Account, the resignation of Trustee shall become effective. Thereupon, such successor trustee shall succeed to and become vested with all the rights, powers, privileges and duties of Trustee, and Trustee shall be discharged from any future duties and obligations under this Agreement, but Trustee shall continue after its resignation to be entitled to the benefits of the indemnities provided herein for Trustee.

                   Section 9. Termination of the Trust Account

     (a) The Trust Account and this Agreement, except for the indemnities provided herein, may be terminated only after Beneficiary (or Grantor in the case of insolvency of Beneficiary) has given Trustee written notice of its intention to terminate the Trust Account in connection with the termination of the Reinsurance Agreement in accordance with the terms thereof. Insolvency of Beneficiary shall also be considered to cause the termination of this Trust Account. This Trust account can also be terminated upon the joint action of both Grantor and Beneficiary. Such notice shall specify the date (the "Termination Date") on which Beneficiary intends the Trust Account to terminate, which date shall be at least fifteen (15) days subsequent to the date that the termination notice is given.

     (b) On the Termination Date, upon receipt of written approval of Beneficiary, Trustee shall transfer to Beneficiary all amounts remaining in the Trust Account. If the Reinsurance Agreement is terminated due to the insolvency of Beneficiary, then Trustee shall remit all monies due to the Beneficiary pursuant to unreimbursed payments made in accordance with the terms of the Reinsurance Agreement and thereafter transfer to Grantor any Assets remaining in the Trust Account, at which time the Trust Account shall terminate and all liability of Trustee with respect to such Assets shall cease.

     (c) If the Reinsurance Agreement is converted to an Assumption Agreement as a result of Grantor's insolvency as set forth in Article VII of the Reinsurance Agreement, the Trust Account shall terminate and all Assets in the Trust Account shall be distributed to Beneficiary.

                             Section 10. Tax Returns

     Beneficiary shall be responsible for causing to be prepared and filed in a timely fashion all tax returns, if any, of the Trust relating to the transactions contemplated by this Agreement or otherwise contemplated hereby, and it shall send a copy of each such tax return to Trustee and Beneficiary. Trustee, upon request, will furnish Grantor with all such information as it has in its possession and as may be reasonably required in connection with the preparation of such tax returns and shall, upon the request of Beneficiary, execute such returns if required to do so by the applicable taxing authority. Trustee shall not be liable for any tax due and payable in connection with this Trust Agreement except for any tax based on or measured by the net income of Trustee resulting from the amounts paid to Trustee as fees or compensation for acting as Trustee hereunder.

                             Section 11. Definitions

     Except as the context shall otherwise require, the following terms shall have the following meanings for all purposes of this Agreement (the definitions to be applicable to both the singular and the plural forms of each term defined if both such forms of such term are used in this Agreement):

     The term "Affiliate" with respect to any corporation shall mean a corporation which directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such corporation. The term "control" (including the related terms "controlled by" and "under common control with") shall mean the ownership, directly or indirectly of more than fifty percent (50%) of the voting stock of a corporation.

     The term "Business Day" shall mean any day on which the offices of Trustee is open for business.

     The term "Eligible Securities" shall mean and include certificates of deposit issued by a United States bank and payable in United States legal tender and obligations issued, assumed or guaranteed by the United States, any state, territory or possession thereof, or the District of Columbia or any money market vehicles utilized by Trustee for fiduciary accounts, to include those invested in its own bank's deposits, any other investment authorized under the relevant statutes and rules of Beneficiary's domiciliary state; provided, however, that no such securities shall have been issued by a Parent, a Subsidiary or an Affiliate of either Grantor or Beneficiary.

     The term "obligations" shall mean, with respect to the Reinsurance Agreement, (a) losses, to include policyholder benefits, and allocated loss expenses paid or payable by Beneficiary, but not recovered from Grantor, (b) reserves for losses reported and outstanding, (c) reserves for losses incurred but not reported, (d) reserves for allocated loss expenses and (e) reserves for unearned premiums.

     The term "person" shall mean and include an individual, a corporation, a partnership, an association, a trust, an unincorporated organization or a government or political subdivision thereof.

     The term "Parent" shall mean an institution that, directly or indirectly, controls another institution.

     The term "Subsidiary" shall mean an institution controlled, directly or indirectly, by another institution.

                            Section 12. Governing Law

     This Agreement shall be subject to and governed by the laws of the state of Beneficiary's domicile. Venue and jurisdiction shall be in the State of Utah.

                       Section 13. Successors and Assigns

     No Party may assign this Agreement or any of its rights or obligations hereunder, without the written consent of the other Parties, whether by merger, consolidation, sale of all or substantially all of its assets, liquidation, dissolution or otherwise, except as expressly permitted by Section 8 of this Agreement, except that Beneficiary may assign all of its rights and obligations hereunder to a Parent or Subsidiary.

                            Section 14. Severability

     In the event that any provision of this Agreement shall be declared invalid or unenforceable by any regulatory body or court having jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining portions of this Agreement.

                          Section 15. Entire Agreement

     This Agreement constitutes the entire agreement among the Parties, and there are no understandings or agreements, conditions or qualifications relative to this Agreement which are not fully expressed in this Agreement.

                             Section 16. Amendments

     This Agreement may be modified or otherwise amended, and the observance of any term of this Agreement may be waived, if such modification, amendment or waiver is in writing and signed by all of the Parties.

                               Section 17. Notices

     Unless otherwise provided in this Agreement, all notices, directions, requests, demands, acknowledgments and other communications required or permitted to be given or made under the terms hereof shall be in writing and shall be deemed to have been duly given or made (a)(i) when delivered personally, (ii) when made or given by prepaid telex, telegraph or telecopier, or (iii) in the case of mail delivery, upon the expiration of three days after any such notice, direction, request, demand, acknowledgment or other communication shall have been deposited in the United States mail for transmission by first class mail, postage prepaid, or upon receipt thereof, whichever shall first occur and (b) when addressed as follows:

If to Grantor:

        Southern Security Life Insurance Company
        5300 South 360 West, Suite 200
        Salt Lake City, Utah 84123
        Attn:  Scott M. Quist, President

If to Beneficiary:

        Security National Life Insurance Company
        5300 South 360 West, Suite 200
        Salt Lake City, Utah 84123
        Attn:  Stephen Sill, Vice President

If to Trustee:

        Zions First National Bank
        10 East South Temple, Suite 300
        Salt Lake City, Utah 84111
        Attn:  ___________________

     Each Party may from time to time designate a different address for notices, directions, requests, demands, acknowledgments and other communications by giving written notice of such change to the other Parties. All notices, directions, requests, demands, acknowledgments and other communications relating to Beneficiary's approval of Grantor's authorization to substitute Assets and to the termination of the Trust Account shall be in writing and may not be made or given by prepaid telex, telegraph or telecopier.

                              Section 18. Headings

     The headings of the Sections and the Table of Contents have been inserted for convenience of reference only, and shall not be deemed to constitute a part of this Agreement.

                            Section 19. Counterparts

     This Agreement may be executed in any number of counterparts, each of which
when  so  executed  and  delivered  shall  constitute  an  original,   but  such
counterparts together shall constitute one and the same Agreement.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                                 SOUTHERN SECURITY LIFE INSURANCE COMPANY, as Grantor



                                 By: /s/ Stephen M. Sill
                                 Title:  Vice President, Treasurer and
                                         Chief Financial Officer

                                 SECURITY NATIONAL LIFE INSURANCE COMPANY, as Beneficiary



                                 By:    /s/ Scott M. Quist
                                 Title: President and Chief Operating Officer


                                 ZIONS FIRST NATIONAL BANK, as Trustee



                                 By:   /s/  Brandon Elzinga
                                 Title:     Trust Officer

                                    EXHIBIT A

     Reinsurance Agreement between SOUTHERN SECURITY LIFE INSURANCE COMPANY of Lake Mary, Florida and SECURITY NATIONAL LIFE INSURANCE COMPANY of Salt Lake City, Utah, effective as of December 31, 2005.

                                    EXHIBIT B

                             Assets in Trust Account

                                    EXHIBIT C

                     Information to be Provided to Reinsurer